                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Advanced Lumitech, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            ADVANCED LUMITECH INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            to be held May 28, 1999

                               ----------------

To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of Advanced Lumitech Inc., a Nevada corporation (the "Company"), will be held at the offices of Ernst & Young LLP, located at 200 Clarendon Street, Boston, Massachusetts, on Friday, May 28, 1999, at 10:00 a.m. for the following purposes:

  1. To elect three directors.

  2. To transact any and all other business that may properly come before the meeting.

  All stockholders of record at the close of business on April 23, 1999 are entitled to notice of and to vote at this meeting.

  Stockholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. The Company's 1998 Annual Report on Form 10-K, which contains financial statements and other information of interest to stockholders, is enclosed with this Notice and the accompanying Proxy Statement.

                                          By order of the Board of Directors

                                          Francois Planche
                                          Secretary

April 30, 1999

                            ADVANCED LUMITECH, INC.

                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                                 May 28, 1999

General

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Lumitech, Inc., a Nevada corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held on Friday, May 28, 1999, at the offices of Ernst & Young LLP, located at 200 Clarendon Street, Boston, Massachusetts, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

  This Proxy Statement is first being distributed to stockholders on or about April 30, 1999. The Company's 1998 Annual Report of Form 10-K for the fiscal year ended December 31, 1998, accompanies this Proxy Statement.

Voting Rights and Outstanding Shares

  As of April 23, 1999, the Company had outstanding 27,679,602 shares of Common Stock. Each share of Common Stock entitles the holder of record thereof at the close of business on April 23, 1999 to one vote on the matters to be voted upon at the meeting.

  The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may also utilize the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other stockholders.

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted to elect the three nominees listed under "Election of Directors," or the nominees for which approval has not been withheld. Should any person so named be unable or unwilling to serve as director, the persons named in the form of proxy for the Annual Meeting intend to vote for such other person as the Board of Directors may recommend. Any stockholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person or filing with the Secretary of the Company a written instrument revoking the proxy or delivering another newly executed proxy bearing a later date.

  At the date hereof, management of the Company has no knowledge of any business other than that described in the notice for the Annual Meeting which will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

Quorum, Required Votes and Method of Tabulation

  Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The three nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. A favorable vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required for the approval of any other matter to be voted on.

  The election inspectors will count the total number of votes cast "for" approval of proposals, other than the election of directors, for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

                           1. ELECTION OF DIRECTORS

  At the Annual Meeting it is intended that the Company's Board of Directors be elected to hold office until the next Annual Meeting and until their successors shall have been duly elected and qualified. Information regarding nominees is set forth below. All nominees are currently directors of the Company.

          Name          Age  Position with the Company
          ----          ---  -------------------------
 Patrick Planche.......  35  Chief Executive Officer, President, Treasurer and
                             Director
 Francois Planche......  42  Secretary, Director
 Jose Canales la Rosa..  42  Director

  Mr. Patrick Planche has been Chief Executive Officer, President and a director of the Company since August 1998. He is the President, a director and co-founder of the Company's wholly owned subsidiary, Lumitech S.A. ("Swiss Lumitech"), which was organized in 1992 under the name OTWD On Time Diffusion S.A. Swiss Lumitech was engaged in the international publication and distribution of the book A Guide to Swatchwatches, before redirecting its activities in 1993 to the field of photoluminescence and graphic arts. Patrick Planche is the brother of Francois Planche.

  Mr. Francois Planche has been a director of the Company since August 1998; and is a director and co-founder of the Company's wholly owned subsidiary, Swiss Lumitech. He is the author of the reference book, A Guide to Swatchwatches, which was published and distributed by Swiss Lumitech prior to its change in strategic direction in 1993 to the field of photoluminescence and graphic arts. Francois Planche is the brother of Patrick Planche.

  Mr. Jose Canales la Rosa has been a director of the Company since August 1998; and, since 1997 has collaborated with Swiss Lumitech in the development of luminescent pictures for textiles, as well as the industrialization of manufacturing processes for luminescent printing sheets. Since 1987, Mr. Canales has been a co-director of Widemex B.V. (Holland), a leading company in the manufacture of household textiles.

  During the fiscal year ended December 31, 1998, the Company's Board of Directors did not hold any meetings, but acted by unanimous written consent on two occasions. There are no committees of the Board of Directors.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the Company's Common Stock owned as of April 23, 1999 (except as noted below) by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer and each of the other individuals named in the Summary Compensation Table (hereafter referred to as the "Named Executive Officers") and (iv) all current executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that each of the persons or entities named in this table has sole voting and investment power with respect to all the shares of Common Stock indicated.

                                                      Number of Shares
                                                        Beneficially
                                                           Owned       Percent
                                                      ---------------- -------
Directors and Named Executive Officers
Patrick Planche......................................     8,000,000     28.9%
 36 Avenue Cardinal-Mermillod,
 1227 Carouge, Switzerland

Francois Planche.....................................     8,000,000     28.9%
 36 Avenue Cardinal-Mermillod,
 1227 Carouge, Switzerland

Jose Canales la Rosa.................................     2,040,000      7.4%
 Oostrikkerdijk 21 A
 5595 SC Leende
 The Netherlands

All executive officers and directors as a group (3
 persons)............................................    18,040,000     65.2%

Additional 5% Stockholders
Holding Canales B.V. (1).............................     4,000,000     14.5%
 Oostrikkerdijk 21 A
 5595 SC Leende
 The Netherlands

Mexor B.V. (1).......................................     1,960,000      7.1%
 Spaarpot 5
 5667 KV Geldrop
 The Netherlands

Orfedor S.A. (1).....................................     1,960,000      7.1%
 23 rue du Maillard
 Senia 410
 94567 Rungis Cedex
 France

Dikran Meguerditch Gabrache (1)......................     1,764,000      6.4%
 23 rue du Maillard
 Senia 410
 94567 Rungis Cedex
 France

--------
(1) As reported in, and based solely upon, a Schedule 13D, filed with the Securities and Exchange Commission on April 26, 1999, by Holding Canales B.V. and others (the "Canales Schedule 13D"). According to the Canales
    Schedule 13D, of the 4,000,000 shares of the Company's Common Stock owned by Holding Canales B.V., (the "Holding Canales Shares"), (i) Holding Canales B.V. beneficially owns all 4,000,000 of the Holding Canales Shares,
    (ii) Jose Canales la Rosa beneficially owns 2,040,000 of the Holding Canales Shares, (iii) Mexor B.V. beneficially owns 1,960,000 of the Holding Canales Shares, (iv) Orfedor S.A. beneficially owns 1,960,000 of the Holding Canales Shares, and (v) Dikran Meguerditch Gabrache beneficially owns 1,764,000 of the Holding Canales Shares. In each case, the beneficial owner listed above shares voting and dispositive power over such shares.

                              EXECUTIVE OFFICERS

  The executive officers of the Company as of March 13, 1998 are as follows:

           Name            Age             Position with the Company
           ----            ---             -------------------------
Patrick Planche...........  35 Chief Executive Officer, President, and Treasurer
Francois Planche..........  42 Secretary

  Mr. Patrick Planche has been President and Chief Executive Officer of the Company since August 1998. Prior to that he was, and continues to serve as an executive officer of the Company's wholly owned subsidiary, Swiss Lumitech. See "Election of Directors".

  Mr. Francois Planche has been Secretary of the Company since August 1998. Prior to that he was, and continues to serve as an executive officer of the Company's wholly owned subsidiary, Swiss Lumitech. See "Election of Directors".

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Chief Executive Officer and each of the other executive officers whose cash compensation exceeded $100,000 annually for the fiscal years ended December 31, 1998, 1997 and 1996:

                          Summary Compensation Table

                                                              Long-Term
                               Annual Compensation (1)   Compensation (1) (2)
                              -------------------------- ----------------------
  Name and Principal                        Other Annual                           All other
       Position          Year Salary  Bonus Compensation  Awards      Payouts     Compensation
  ------------------     ---- ------- ----- ------------ ----------  ----------   ------------
Patrick Planche,
President and
 Chief Executive
Officer.............     1998 $14,000 None      None       None        None         None
                         1997 $ 8,000 None      None       None        None         None
                         1996 $16,000 None      None       None        None         None

--------
(1) For accounting purposes, the Company's acquisition of Lumitech S.A. ("Swiss Lumitech") was treated as a reverse acquisition of the Company by Swiss Lumitech, although the Company was the legal acquirer of Swiss Lumitech. Accordingly, the compensation figures include, as to 1998, total compensation paid by Swiss Lumitech and the Company and, as to 1997 and 1996, compensation paid solely by Swiss Lumitech.

(2) Neither the Company nor Swiss Lumitech maintains a "long term incentive plan", as that term is defined in applicable rules. Moreover, neither the Company nor Swiss Lumitech has stock option or similar plan, and neither has issued to its officers or employees any options, awards or other rights to acquire securities of the Company.

Stock Options

  The Company does not maintain a stock option or other incentive plan for officers or employees. The Company has not issued to its officers or employees, and there are not outstanding, any options or other rights to acquire securities of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Board of Directors of the Company has not constituted a Compensation Committee from its members and accordingly the following is the report of the entire Board of Directors. The Board is responsible for reviewing the compensation of the executive officers of the Company.

  Compensation Philosophy. The Company has not developed a formal plan for the compensation management, as its primary focus, and application of working capital, is the development of its products and markets. In structuring any compensation program for management, however, the Board of Directors will seek to establish compensation policies that provide management with a performance incentive, and that align the interests of senior management with stockholder interests. Such program will include salary and annual incentives as its basic components and, in establishing the total amount and mix of these components of compensation, the Board expects to consider the past performance and anticipated future contribution of each executive officer.

  Salary. The salaries of the executive officers (including the Chief Executive Officer) are reviewed annually by the Board of Directors. The Board has not considered compensation levels for comparable positions at similar companies in determining compensation levels for management. Instead, compensation levels for executive officers have been based on the Board's assessment of the Company's liquidity and corresponding ability to compensate its executive officers at any level.

  Annual Incentives. The Board historically has never approved or, thus far, even considered an executive incentive plan which would provide executive officers (including the Chief Executive Officer) with the opportunity to earn specified percentages of their base salary based upon targeted financial goals or the achievement of individual objectives and a subjective assessment of the executive's performance. There were no incentive awards or bonuses paid in the 1998 fiscal year, and the Board of Directors is not considering bonus or incentive awards for management in the current fiscal year.

  Compensation of the Chief Executive Officer. Mr. Patrick Planche's salary for fiscal 1998 was determined by the Board based upon the Company's working capital limitations, and was not intended to reflect the Board's view of his value to the Company. No salary, bonus or other compensation obligation has been accrued by the Company to compensate Mr. Planche for his efforts on the Company's behalf in fiscal 1998

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 in any year to the company's chief executive officer or any of the four other highest paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are satisfied. As was the case in fiscal 1998, the Board of Directors anticipates that in fiscal 1999 all compensation to executive officers will be fully deductible under Section 162(m). The committee therefore has not yet found it necessary to enact a policy with respect to qualifying compensation paid to executive officers for deductibility.

                                          The Board of Directors

                                          Patrick Planche
                                          Francois Planche
                                          Jose Canales la Rosa

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  At December 31, 1998, a company controlled by one of the Company's directors (the "Netherlands Affiliate") had agreed to terminate and cancel a license arrangement dated June 30, 1997 pursuant to which the Netherlands Affiliate had obtained an exclusive license to use and exploit the Company's luminescence technology in a territory comprised of the European countries. Pursuant to said informal agreement, the Company had agreed to the payment of $170,000 to the Netherlands Affiliate of which $ 70,000 was to reimburse said Netherlands Affiliate for costs and expenses it paid or incurred in the development of processes, products and markets. By agreement dated March 31, 1999, the Netherlands Affiliate formally agreed to the termination of its exclusive license in consideration for which the Company confirmed its agreement to pay said $70,000 in reimbursement of the costs and expenses of the Netherlands Affiliate, and further agreed to repay the Netherlands Affiliate the $100,000 paid by the Netherlands Affiliate to the Company in 1997. Said agreement contemplates the payment of such amounts, without interest, at any time on or before March 31, 2004. In fiscal 1998, the Company paid approximately $60,000 of the aggregate $170,000 due the Netherlands Affiliate.

  In fiscal 1998, the Company repaid $66,000 in loans from directors, leaving an outstanding aggregate balance of loans from directors of $256,000 at December 31, 1998. Such loans, which bear interest at an annual rate of seven percent, are not secured, and the Directors have agreed not to require any payments with respect to such loans prior to January 1, 2000.

                                  PERFORMANCE

  The Company's common stock has not been registered under Section 12 of the Securities Exchange of 1934. From inception to the date of the Company's acquisition of Swiss Lumitech on August 13, 1998, there was no trading market for the Company's common stock. Since August 13, 1998, the Company's common stock has been traded Over-the-Counter Bulletin Board (US OTC-BB) under the symbol "ADLU."

  The following table sets forth,on a per share basis, the range of high and low bid information for the common stock for each quarter since August 13, 1998:

                                                                 High     Low
                                                                ------- -------
Period from August 13, 1998, through September 30, 1998........ $1.2500 $0.2500
Period from October 1, 1998, through December 31, 1998......... $1.4218 $0.5625

  There is insufficient data for the Company to provide a performance graph that would provide meaningful information to the Company's stockholders and investors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 would require the Company's officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. if the Company's Common Stock were registered under Section 12 of such Act. The Company's Common Stock is not so registered. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 1998, each of Patrick Planche, Francois Planche, Jose Canales la Rosa and Holding Canales B.V. voluntarily could have filed Forms 3 in connection with their acquisition of Common Stock of the Company in August 1998; each instead subsequently filed a Form 5 to reflect the single transaction in which each acquired shares of the Common Stock of the Company.

                            ADJOURNMENT OF MEETING

  In the event that sufficient votes in favor of the election of the nominees for director listed in this Proxy Statement (the "Nominees") or any other matter presented hereunder are not received by May 19, 1999, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Nominees and all such other matters. They will vote against any such adjournment those proxies withholding authority to vote on any Nominee and voting against or abstaining with respect to all other such matters. The Company will pay the costs of any additional solicitation and of any adjourned meetings.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received at the Company's principal executive office, located at 36 Avenue Cardinal--Mermillod, 1227 Carouge, Switzerland, not later than December 31, 1999, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Effective January 1999, the Company appointed Ernst & Young LLP, as the Company's independent auditors, to examine the financial statements of the Company for fiscal 1998. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting and available to respond to appropriate questions, and such representatives will be given the opportunity to make a statement if they desire to do so.

  Immediately prior to the selection of Ernst & Young LLP, by decision of the Company's board of directors it was determined that it would be in the best interests of the Company to dismiss its former independent accountants, Smith & Company. In the two fiscal years and subsequent interim period prior to the dismissal of Smith & Company, there were no reports on the financial statements of the Registrant containing any adverse opinion or disclaimer of opinion, no such reports were qualified or modified as to uncertainty, audit scope or accounting principles, and there were no disagreements with Smith & Company concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                                                                      APPENDIX A

                                  DETACH HERE


                                     PROXY

                            ADVANCED LUMITECH INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 28, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Patrick Planche and Francois Planche, each of them with power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders to be held on May 28, 1999 at 10:00 a.m., and at any adjournments or postponements thereof all shares of Common Stock of the Company as to which the undersigned would be entitled to vote if present. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

     Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted FOR the election as directors of all nominees named hereon or any of such nominees for which approval is not withheld, and in the discretion of the named proxies as to any other matter not known a reasonable time before this solicitation that may come before this meeting or any adjournments or postponements thereof.

           CONTINUED AND TO BE SIGNED ON REVERSE [SEE REVERSE SIDE]

                                  DETACH HERE

     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE

The Board of Directors recommends a vote FOR the following proposals:
PLEASE DO NOT FOLD THIS PROXY.

1. Election of Directors.

Nominees:  Patrick Planche, Francois Planche, Jose Canales la Rosa

           / /FOR                        / /WITHHELD
              ALL                           FROM ALL
              NOMINEES                      NOMINEES

/ / ___________________________________________________
          For all nominees except as noted above


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED HEREON, ON ANY OF SUCH NOMINEES FOR WHICH APPROVAL HAS NOT BEEN WITHHELD. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AN MAY PROPERLY COME BEFORE THE MEETING.

                                       / /MARK HERE FOR ADDRESS CHANGE AND
                                          NOTE AT LEFT

                                       Please sign your name exactly as it
                                       appears on your stock certificates, write in the date and return this proxy as soon as possible. If the stock is registered in more than one name, each joint owner should sign personally. Attorney, executor, administrator, trustee or guardian must give full title as such. Only authorized officers should sign for corporations and should state his or her title.

Signature: _______________Date: ______ Signature: __________________Date: ______